EXHIBIT 21

REGIONS FINANCIAL CORPORATION
SUBSIDIARIES DECEMBER 31, 2022

1.A-F Leasing, Ltd. (2)
2.Ascentium Capital LLC (4)
3.Ascentium Dealership LLC (fka Wholesale Truck and Finance Dealership LLC)(4)
4.Ascentium Depositor LLC (4)
5.BlackArch Partners LLC (7)
6.BlackArch Securities LLC (7)
7.Clearsight Advisors LLC (4)
8.First Sterling Associates, No. 8 LLC (8)
9.First Sterling Associates No. 9 LLC (4)
10.First Sterling Associates No. 10 LLC (4)
11.First Sterling Associates No. 11 LLC (4)
12.First Sterling Associates No. 12 LLC (8)
13.First Sterling Associates No. 14 LLC (8)
14.First Sterling Associates No. 15 LLC (8)
15.First Sterling Associates No. 16 LLC (8)
16.First Sterling Associates No. 17 LLC (8)
17.First Sterling Associates No. 18 LLC (8)
18.First Sterling Associates No. 19 LLC (8)
19.First Sterling Associates No. 20 LLC (4)
20.First Sterling Associates No. 52 LLC (8)
21.First Sterling Associates No. 53 LLC (8)
22.First Sterling Associates No. 54 LLC (8)
23.First Sterling Associates No. 55 LLC (8)
24.First Sterling Associates No. 71 LLC (10)
25.First Sterling Partners LLC (8)
26.First Sterling Partners No. 4 LLC (8)
27.First Sterling Partners No. 5 LLC (8)
28.First Sterling Partners No. 6 LLC (8)
29.First Sterling Partners No. 7 LLC (4)
30.FMLS, Inc. (6)
31.FS Monroe LLC (8)
32.Highland Associates, Inc. (2)
33.LMIW Acquisition Management, LLC (5) (fka Regions Acquisition Management, LLC)
34.Monroe Court Associates LLC (8)
35.Orion Summit Services LLC (8)
36.RAH Associates No. 56 LLC (8)
37.RAH Associates No. 57 LLC (8)
38.RAH Associates No. 58 LLC (8)
39.RAH Associates No. 67 LLC (10)
40.RB Affordable Housing, Inc. (2)
41.RB SLP General Partner, LLC (2)
42.Regions Affordable Housing LLC (fka RDEPF LLC) (4)
43.Regions Bank (1)
44.Regions Business Capital Corporation (4)
45.Regions Capital Advantage, Inc. (fka UPB Investment, Inc.) (6)
46.Regions CDE, LLC (4) Inactive
47.Regions Commercial Equipment Finance, LLC (fka A-F Leasing, LLC) (2)
48.Regions Community Development Corporation (2)
49.Regions Community Investments, LLC (4) Inactive
50.Regions Equipment Finance Corporation (2)
51.Regions Equipment Finance, Ltd. (2)

Internal Use

EXHIBIT 21
52.Regions Investment Management, Inc. (fka Morgan Asset Management, Inc.) (6)
53.Regions Investment Services, Inc. (2)
54.Regions Securities LLC (4)
55.RF Ascentium, LLC (fka WP Astro Parent, LLC) (4)
56.RFC Financial Services Holding LLC (4)
57.Sterling Affordable Housing LLC (4)
58.Sterling Corporate Services LLC (8)
59.Sabal Capital II, LLC (4)
60.Sabal Capital Holdings, LLC (4)
61.Sabal Capital Lending, LLC (4)
62.Sabal Capital Partners, LLC (4)
63.Sabal Capital Servicing Corporation (12)
64.Sabal Commercial Lending, LLC (4)
65.Sabal RR1, LLC (4)
66.Sabal TL1, LLC (4)
67.SCP Servicing, LLC (4)
68.Vehicle Titling Trust (4)
69.Wholesale Truck and Finance LLC (4)

(1) Affiliate state bank chartered under the banking laws of Alabama.
(2) Incorporated/Organized under the laws of Alabama.
(3) Incorporated under the laws of Arkansas.
(4) Incorporated/Organized under the laws of Delaware.
(5) Incorporated/Organized under the laws of Florida.
(6) Incorporated under the laws of Tennessee.
(7) Organized under the laws of North Carolina.
(8) Organized under the laws of New York.
(9) Organized under the laws of Massachusetts.
(10) Organized under the laws of Mississippi.
(11) Organized under the laws of South Carolina
(12) Incorporated/Organized under the laws of California

Internal Use